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                                                                   EXHIBIT 10.21

       THE REGISTRANT HAS REQUESTED THAT CERTAIN PORTIONS OF THIS EXHIBIT
         BE GIVEN CONFIDENTIAL TREATMENT. AN UNREDACTED VERSION OF THIS
                   EXHIBIT HAS BEEN FILED WITH THE COMMISSION.






               SUPPLY AGREEMENT, DATED SEPTEMBER 12, 1997, BETWEEN
             QMD, A DIVISION OF R&M ELECTRONICS, INC., AND C3, INC.



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REDACTED--OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION AND IS
DENOTED HEREIN BY *****

                                SUPPLY AGREEMENT

      This Supply Agreement (this "Agreement") is dated this 12th day of September, 1997, between QMD, A DIVISION OF R&M ELECTRONICS, INC. ("QMD") and C3, Inc. ("Customer").

                              Statement of Purpose

      Customer is engaged in the manufacture, marketing, distribution and sale of the gemological testing instrumentation known as the Model 590 (the "Product"). The parties desire to enter into this Agreement to formalize the terms upon which QMD will manufacture the Product and supply it to Customer and upon which Customer will purchase the Product from QMD.

      Therefore, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

      1. Supply of the Product. During the term of this Agreement, QMD agrees to manufacture and supply, and Customer agrees to purchase, the Product pursuant to the terms of this Agreement.

      2. Term of Agreement. The initial term of the Agreement (the "Initial Term") shall be one year; provided that the Agreement will continue automatically thereafter for calendar year terms until either party delivers to the other written notice at least 90 days prior to the end of the then current term of the notifying party's desire to terminate the Agreement as of the end of the then current term. At the end of the Initial Term, the parties may agree in writing to new quantity and/or price terms; provided, however, that if no new quantity and/or price terms are agreed upon by the parties, the quantity and/or price terms in effect during the Initial Term pursuant to Paragraph 3 and Paragraph 4 of this Agreement shall remain in effect until the parties agree in writing to new terms.

      3. Quantity. QMD agrees that for the Initial Term it will manufacture and supply to Customer a minimum of ***** Products per year, and Customer agrees to purchase the same. QMD further agrees to use its best efforts to manufacture additional Products upon the submission by Customer of a purchase order or purchase orders for such additional Products.

      4. Price. Customer agrees to pay QMD ***** for each Product. This price shall remain firm for the Initial Term; provided, however, that if the price of any of the components provided by QMD pursuant to Paragraph 5 changes (increases or decreases), the price paid by Customer for the Product may be adjusted to reflect such changes.

      5. Supply of Component Parts. All component parts used in the manufacture of the Model 590 shall be supplied by QMD; except that Customer shall provide to QMD, in amounts sufficient to comply with Paragraph 3 of the attached Terms and Conditions, (i) the chip manufactured by Cree, Inc. and used in the Product and (ii) the casing for the Product.




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      6.    Terms and Conditions. The purchase of the Products by Customer shall be governed by the terms and conditions attached to this Agreement. These terms and conditions may be superseded only by written agreement signed by both C3 and QMD.

      7. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

      8. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement, and any purported assignment without such consent shall be void.

      9. Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated by this Agreement is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

      10. Amendment. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties to this Agreement waive the right to amend the provisions of this Agreement orally.

      11. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina without regard to conflicts of laws principles.

      12. Severability. In the event that any provision in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will not be in any way impaired, and the illegal, invalid or unenforceable provision will be fully severed from this Agreement and there will be automatically added a replacement provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

      13. Entire Agreement. This Agreement and the attached Terms and Conditions constitute the entire contract between the parties to this Agreement pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.







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      IN WITNESS WHEREOF, each of the parties has executed and delivered this
Agreement, or has caused this Agreement to be executed and delivered by its duly authorized officer, as of the date first above written.


                                    C3, INC.


                                    By: /s/Jeff N. Hunter
                                        -------------------------------------
                                        Name: Jeff N. Hunter
                                        Title: President

                                    QMD, A DIVISION OF
                                    R&M ELECTRONICS, INC.


                                    By: /s/Richard A. O'Bey
                                        -------------------------------------
                                        Name: Richard A. O'Bey
                                        Title: President








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                           QMD - TERMS AND CONDITIONS

      The following Terms and Conditions apply to all Purchase Orders received by QMD, A DIVISION OF R&M ELECTRONICS, INC. (hereinafter "QMD") from C3, Inc. (hereinafter "Customer") for the gemological testing instrument known as the Model 590 (the "Product"). These Terms and Conditions may be superseded only by written agreements signed by both C3 and QMD.

Terms and Conditions.

      1. Customer will issue a purchase order for delivery of the Product covering a minimum of 90 days deliveries. Products purchased are non-cancelable and non-reschedulable other than as provided in paragraph 5.

      2. Turnkey Warranty: QMD will repair or replace, at its option, any Product found defective in materials (other than materials supplied by Customer) or workmanship (IPC-610B Class 2) within ninety (90) days after delivery to Customer. Customer will return any Product found defective under this warranty to QMD freight prepaid.

      QMD MAKES NO OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY WITH RESPECT TO THE GOODS OR SERVICES PROVIDED HEREUNDER, WHETHER USED ALONE OR IN CONNECTION WITH ANY OTHER EQUIPMENT OR PRODUCT. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY, AND THE LIMIT OF QMD'S LIABILITY FROM LOSS FROM ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE PURCHASE PRICE OF THE GOODS OR SERVICES AS TO WHICH A CLAIM IS MADE. IN NO EVENT SHALL QMD BE LIABLE FOR ANY DAMAGES RESULTING FROM CUSTOMER'S INABILITY OR FAILURE TO PERFORM WORK, OR FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL EXEMPLARY OR SPECIAL DAMAGES RELATING IN WHOLE OR IN PART TO CUSTOMER'S RIGHTS UNDER THIS AGREEMENT (EVEN IF QMD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER CUSTOMER'S CLAIMS ARE BASED UPON CONTRACT, NEGLIGENCE OR OTHERWISE.

      3. All material supplied by the Customer will be of acceptable quality and will be provided prior to the beginning of the month in which the material is required for assembly of products. Customer will provide a reasonable oversupply (up to 3%) of these parts to cover manufacturing fallout. All unused components will be returned (or retained for future production) at your request including any damaged parts.

      4.    Completed Products will be delivered FOB Raleigh, NC.

      5. QMD will cancel or reschedule Products to be delivered under the following conditions:

            a. The Product orders to be canceled or rescheduled are not due to be delivered within 90 days of receipt of written notice.


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REDACTED--OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION AND IS
DENOTED HEREIN BY *****

            b. Customer agrees to pay to QMD all reasonable costs of cancellation and rescheduling including:

                  1.    All restocking charges required by vendors.
                  2.    All return freight and repackaging costs.
                  3. The cost of all material that cannot be returned to the vendor for credit. Upon receipt of Customer's payment for this material, QMD will make available all material that cannot be returned for disposition by Customer.
                  4. Material Management fees of 12% of the purchase price for all material canceled or returned to the vendor.
                  5.    All expedited freight costs if required by rescheduling.

            c. The material for rescheduled Products can be procured and the products can be manufactured by the rescheduled delivery date.

6.          The terms of payment for the Products shipped are 1% 10 net 30 days.
Amounts due beyond 35 days will be assessed interest at the highest rate allowed by law as a deterrent to late payment. Customer further agrees to pay all reasonable expenses, including court costs, legal and administrative expenses, and attorney fees paid or incurred by QMD in endeavoring to collect delinquent amounts due and payable from Customer.

7. Neither party shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties arising out of or related to their agreements before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall seek relief through arbitration in Raleigh, North Carolina administered by the American Arbitration Association under its commercial arbitration rules and procedures then in effect. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

8. Lead-time on follow on orders based on QMD's fax to K. Flynn, C3 9/09/97.

            1. Eight weeks lead-time based on a ***** minimum per tester to purchase power packs from a distributor, rather than the manufacturer's 12 week lead time.

            2. Order power packs from manufacturers and stock a safety reserve to cover the difference in lead time.

            3. The lead time will be 8 weeks with action taken on item 1 or 2 above.




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      Our agreement to these Terms and Conditions is evidenced by the signature of a duly authorized officer below:

C3, INC.                                QMD, A DIVISION OF
                                        R&M ELECTRONICS, INC.


Name:             Jeff N. Hunter        Name:         Richard A. O'Bey
     ------------------------------           -------------------------------

Title:            President             Title:        President
     ------------------------------           -------------------------------

Date:             9/12/97               Date:         9/15/97
     ------------------------------           -------------------------------



















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